[KPMG LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements (Nos. 333-34130 and 333-37638) filed on Form S-8 of our report dated
January 7, 2000 on the combined statements of revenues less direct and allocated expenses before taxes of the Semiconductor Components Group of Motorola, Inc. for the period from January 1, 1999 through August 3, 1999 and the year ended December 31, 1998, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K of On
Semiconductor Corporation for December 31, 2000.



                                           /s/ KPMG LLP


Phoenix, Arizona
March 29, 2001